                                                                    EXHIBIT 99.2

INTERNATIONAL TECHNOLOGY CORPORATION and OHM Corporation Stockholders Approve
                            Acquisition and Merger

    Leading Environmental Remediation Firm Positioned for Future Growth and

                                Diversification

     PITTSBURGH, and FINDLAY, Ohio, June 11 /PRNewswire/ -- INTERNATIONAL TECHNOLOGY CORPORATION (NYSE: ITX) ("IT" or the "Company") and OHM Corporation ("OHM") (NYSE: OHM), today announced that IT and OHM shareholders approved the final step of the merger of the two companies at the shareholder meetings held this morning. IT shareholders approved the issuance of approximately 12.9 million IT common shares along with a $30 million cash payment for the acquisition of the remaining outstanding OHM shares not previously purchased during the initial tender offer in February 1998.

     Combined Company an Industry Leader

     Anthony J. DeLuca, IT's chief executive officer and president said, "This merger establishes IT as a leading environmental remediation firm well positioned for continued growth and diversification. As a result of the combined companies' efficiencies and cost synergies, we expect to have strong annual cash flow, decreasing leverage, increasing revenues, and an improving backlog mix, all of which are expected to contribute to a significant increase in our future earnings per share. The new Company has emerged as one of the largest providers of technology-based solutions and on-site hazardous waste remediation services with the ability to manage large, complex projects through a network of 67 offices nationwide, staffed by 4,700 associates."

     "The merged Company, with over 100 years of combined experience, will have $1 billion of projected full year revenues, a backlog of approximately $3.8 billion and strong experience in growth market sectors such as energy/nuclear and the operations and maintenance outsourcing market. Since the January 15, 1998 announcement of the merger, IT and OHM have announced major contract awards totaling $1.3 billion, including the $500 million U.S. Navy Environmental Remedial Action Contracts announced June 3, 1998," Mr. DeLuca continued.

     Financial Flexibility

     Additionally, IT announced a $378 million financing facility syndication led by Citibank and Bank of Boston as agents closed today. The financing consists of a $228 million 8-year term loan and a $150 million 6-year revolving credit
                          Copr. (C) West 1998 No Claim to Orig. U.S. Govt. Works

                                                               [LOGO OF WESTLAW]


                                                                          PAGE 2

(Publication page references are not available for this document.)
facility. Proceeds from the financing will be used to refinance IT's current tender credit facilities, refinance OHM's revolving line of credit, provide funds for the cash portion of the OHM stock purchase, pay transaction expenses and provide ongoing capacity for the Company's business under flexible repayments terms.

     Forward Looking Statements

     Statements contained in this press release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements concerning synergies and cost savings anticipated from the transaction and anticipated financial results, as well as general economic conditions, funding of backlog, the effects of the Company's restructuring and industry-wide market factors. As a result, the Company's actual results could differ materially from those projected in such forward looking statements as a result of the above and other factors including projected financial results.

     INTERNATIONAL TECHNOLOGY CORPORATION is a leading global environmental infrastructure solutions firm. The Company's common stock and depositary shares are traded on the New York Stock Exchange under the symbols ITX and ITXpr, respectively.

     /CONTACT: Richard R. Conte of International Technology, 412-372-7701/ 13:21 EDT

                          ---- INDEX REFERENCES ----

COMPANY (TICKER):  INTERNATIONAL TECHNOLOGY CORP.; Ohm Corp. (ITX OHM)

NEWS SUBJECT:      PR Newswire; Press Release Wires; Acquisitions, Mergers &
                   Takeovers; High-Yield Issuers (PR PREL TNM HIY)

MARKET SECTOR:     Industrial (IDU)

INDUSTRY:          Pollution Control, Waste Management; All Industrial &
                   Commercial Services (POL SVC)

PRODUCT:           Industrial Goods & Services; Environmental Services (DIG DES)

REGION:            California; North America; Pacific Rim; United States;
                   Western U.S.; Ohio; Central U.S. (CA NME PRM US USW OH USC)

                          Copr. (C) West 1998 No Claim to Orig. U.S. Govt. Works

                                                               [LOGO OF WESTLAW]